Exhibit 99.1

Zymeworks Announces Milestone Payment as Janssen Achieves First Patient Dosed for its Bispecific Antibody Utilizing Zymeworks’ Azymetric™ and EFECT™ Therapeutic Platforms

Vancouver, Canada (August 3, 2021) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that Janssen Biotech, Inc. (Janssen) dosed the first patient with JNJ-78278343, a bispecific antibody developed using Zymeworks’ Azymetric™ and EFECT™ therapeutic platforms.

“On behalf of everyone at Zymeworks, I’d like to congratulate the team at Janssen for advancing this bispecific candidate into the clinic,” said Ali Tehrani Ph.D., Zymeworks’ President & CEO. “This represents our fourth pharmaceutical collaboration with programs reaching clinical development. We look to continue to demonstrate the value and strength of our platform technologies, which are an important part of our business model, complementing the value derived from our two lead clinical assets and preclinical pipeline.”

Zymeworks will receive a payment in connection with this milestone under Zymeworks’ 2017 licensing agreement with Janssen. Under the terms of that agreement, Zymeworks provided Janssen with a worldwide, royalty-bearing license to research, develop and commercialize up to six bispecific antibodies directed to Janssen therapeutic targets using Zymeworks’ Azymetric and EFECT platforms. Janssen is responsible for all research, development and commercial activities under the licensing agreement. Zymeworks received an upfront payment of US$50 million and is eligible to potentially receive up to US$282 million in development and up to US$1.12 billion in commercial milestone payments, as well as tiered royalties on potential sales. Janssen also has the option to develop two additional bispecific programs under the agreement subject to a future option payment.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific and multispecific antibodies, allowing simultaneous binding to several different disease targets. This unique technology enables the development of multifunctional therapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering and internalization and increase tumor-specific targeting. These features are designed to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric therapeutics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life and high stability. In addition, they are compatible with standard manufacturing processes that deliver high yields and purity, potentially reducing drug development costs and timelines.

About the EFECT™ Platform

The EFECT platform is a library of antibody Fc modifications engineered to activate or suppress the antibody-mediated immune response. This platform, which is compatible with traditional monoclonal as well as Azymetric bispecific antibodies, further enables the customization and optimization of therapeutic responses for different diseases.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead product candidate, zanidatamab (ZW25), is a novel Azymetric™ bispecific antibody which has been granted Breakthrough Therapy designation by the FDA and is currently enrolling in a pivotal clinical trial for refractory HER2-amplified biliary tract cancer (HERIZON-BTC-01) as well as several Phase 2 clinical trials for HER2-expressing gastroesophageal, colorectal and breast cancers. Zymeworks’ second product candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Zymeworks Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding the receipt of payments under its licensing agreement with Janssen, the continued importance of Zymeworks’ platform technologies to its business model, and other information that is not historical information. When used herein, words such as “will”, “continue”, “may”, “potential” and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended March 31, 2021 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com